EXHIBIT 99.2


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                         SENIOR HOUSING PROPERTIES TRUST

                               Second Quarter 2006

                    Supplemental Operating and Financial Data






        Unless otherwise noted, all amounts in this report are unaudited.

                                TABLE OF CONTENTS


                                                                           Page


CORPORATE INFORMATION

      Company Profile                                                       5
      Investor Information                                                  6
      Research Coverage                                                     7

FINANCIAL INFORMATION

      Key Financial Data                                                    9
      Consolidated Balance Sheet                                            10
      Consolidated Statement of Income                                      11
      Consolidated Statement of Cash Flows                                  12
      Calculation of EBITDA                                                 13
      Calculation of Funds from Operations (FFO)                            14
      Debt Summary                                                          15
      Debt Maturity Schedule                                                16
      Leverage Ratios, Coverage Ratios and Public Debt Covenants            17
      2006 Investments/Dispositions Information                             18
      2006 Financing Activities                                             19



PORTFOLIO INFORMATION

      Portfolio Summary by Facility Type and Tenant                         21
      Occupancy by Facility Type and Tenant                                 22
      % Private Pay by Facility Type and Tenant                             23
      Rent Coverage by Tenant                                               24
      Portfolio Lease Expiration Schedule                                   25

                  WARNING CONCERNING FORWARD LOOKING STATEMENTS

     THIS DOCUMENT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

o A MASSACHUSETTS TRIAL COURT HAS HELD OUR TERMINATION OF HEALTHSOUTH CORPORATION'S LEASE OF TWO HOSPITALS WAS PROPER AND ORDERED HEALTHSOUTH TO PAY US THE NET PATIENT REVENUES, LESS A MANAGEMENT FEE AND OPERATION COSTS, SINCE OCTOBER 26, 2004. HOWEVER, HEALTHSOUTH HAS APPEALED THESE DECISIONS AND HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL.

o A MASSACHUSETTS TRIAL COURT HAS ORDERED HEALTHSOUTH TO COOPERATE WITH US TO LICENSE A NEW TENANT FOR OUR HOSPITALS. HEALTHSOUTH HAS APPEALED THIS DECISION AND THAT APPEAL HAS NOT BEEN DECIDED, ALTHOUGH A STAY PENDING APPEAL SOUGHT BY HEALTHSOUTH WAS DENIED AND HEALTHSOUTH'S MOTIONS IN THE TRIAL COURT SEEKING TO MODIFY AND OBTAIN OTHER RELIEF FROM THE COOPERATION ORDER HAVE BEEN DENIED. FUTURE ACTIONS BY HEALTHSOUTH, FUTURE DECISIONS BY COURTS WITH JURISDICTION OVER THESE MATTERS OR DECISIONS BY HEALTH REGULATORY AUTHORITIES MAY DELAY OR PREVENT OUR ENTERING A LEASE WITH A NEW TENANT FOR OUR HOSPITALS DESPITE THE EXISTING COURT ORDERS.

o THE COURT HAS ORDERED HEALTHSOUTH TO CONTINUE OPERATIONS OF OUR HOSPITALS DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

o IN A SECOND LITIGATION, WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH SINCE JANUARY 2002. THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN A SEPARATE LITIGATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS INCREASED RENT LITIGATION. HOWEVER, THE ISSUES IN THESE TWO LITIGATIONS ARE SOMEWHAT DIFFERENT AND ARE PENDING IN DIFFERENT COURTS. WE BELIEVE ALL OF OUR CLAIMS ARE VALID. HOWEVER, NOT ALL OF OUR CLAIMS HAVE BEEN FINALLY DETERMINED AND THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN ONE CASE DOES NOT MEAN WE WILL SUCCEED IN THE OTHER CASE.

o THE IMPLICATION OF THE FORWARD LOOKING STATEMENTS IN THIS DOCUMENT REGARDING OUR LITIGATIONS WITH HEALTHSOUTH MAY BE THAT WE WILL EVENTUALLY RECOGNIZE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN $725,000 PER MONTH. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT
     REASONS: OUR REVIEW OF HEALTHSOUTH'S CALCULATIONS OF AMOUNTS DUE TO US MAY RESULT IN ADJUSTMENTS THAT DECREASE OR INCREASE THE FINAL AMOUNTS DUE TO US. HEALTHSOUTH MAY BECOME UNABLE TO PAY THE INCREASED AMOUNTS, IF ANY, DUE TO US. WE MAY BE UNABLE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL AND ITS LEASE MAY BE REINSTATED. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. ALSO, HEALTHSOUTH MAY CEASE PAYING AMOUNTS DUE TO US UNTIL A NEW TENANT IS INSTALLED AT THE HOSPITALS.

o LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT APPROXIMATELY $3.0 MILLION IN LITIGATION COSTS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS. WE HAVE REQUESTED THAT THE COURT ORDER HEALTHSOUTH TO PAY SOME OF OUR LITIGATION COSTS. HEALTHSOUTH HAS OPPOSED THIS REQUEST AND WE DO NOT KNOW HOW THE COURTS WILL RULE OR WHETHER HEALTHSOUTH WILL BE WILLING OR ABLE TO HONOR ANY AWARD WHICH MAY BE MADE.

o OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY UNDER "ITEM 1A. RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE MAY NOT UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                              CORPORATE INFORMATION

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2006


                                 COMPANY PROFILE
--------------------------------------------------------------------------------

The Company:
------------
Senior Housing Properties Trust, or SNH, is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities and nursing homes located throughout the United States. We are included in a number of stock indices, including the Russell 2000(R), the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.


Management:
-----------
Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR is a large real estate management company which was founded in 1986 to manage public investments in real estate. As of June 30, 2006, RMR manages one of the largest portfolios of publicly owned real estate in the United States, including approximately 1,000 properties, with more than 90 million square feet, located in 42 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has over 450 employees in its headquarters and regional offices located throughout the country. In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust, a publicly traded REIT that owns hotels, HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings, and five mutual funds which invest in unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total market capitalization of approximately $12 billion as of June 30, 2006. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.


Strategy:
---------
Our present business plan is to maintain an investment portfolio of independent living properties, assisted living properties and nursing homes and to acquire additional senior living properties primarily for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making portfolio acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services from private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. We also sometimes consider investing in properties other than senior living properties. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.


Stock Exchange Listing:
-----------------------
New York Stock Exchange

Trading Symbol:
---------------
Common Shares -- SNH

Senior Unsecured Debt Ratings:
------------------------------
Moody's -- Ba2
Standard & Poor's -- BB+

Corporate Headquarters:
-----------------------
400 Centre Street
Newton, MA  02458
(t)  (617) 796-8350
(f)  (617) 796-8349

Portfolio Data (as of 6/30/06):
-------------------------------
Total properties                                        188
Total units / beds                                   23,297
Percent of rent from private pay properties           84.4%  (1)

Portfolio Concentration by facility type (as of 6/30/06):
---------------------------------------------------------
                              Number of      Number of     Carrying Value of                     Annualized
                              Properties    Units/Beds      Investment (2)        Percent       Current Rent        Percent
                            ---------------------------------------------------------------------------------------------------
Independent Living (IL) (3)           36         10,380            $ 919,721           54.1%          $ 90,767            54.1%
Assisted Living (AL)                  89          6,250              517,833           30.5%            50,744            30.3%
Nursing Homes                         61          6,303              218,095           12.9%            17,432            10.4%
Hospitals                              2            364               43,553            2.5%             8,700             5.2%
                            ---------------------------------------------------------------------------------------------------
    Total                            188         23,297          $ 1,699,202          100.0%         $ 167,643           100.0%
                            ===================================================================================================

Operating Statistics by tenant:
-------------------------------                                                                        Q1 2006
                                                                                    ------------------------------------------------
                                 Number of       Number of       Annualized             Rent                             Percent
 Tenant                          Properties     Units/Beds      Current Rent        Coverage (4)     Occupancy (4)   Private Pay (4)
------------------------------------------------------------------------------------------------------------------------------------
Five Star / Sunrise (5)                  30          7,275          $ 64,452           1.33x             93%               82%
Five Star                               106          8,514            40,141           1.49x             91%               48%
Sunrise / Marriott (6)                   14          4,091            31,087           1.26x             92%               80%
NewSeasons / IBC (7)                     10          1,019             9,287           1.16x             85%              100%
HealthSouth (8)                           2            364             8,700             NA               NA                NA
Alterra / Brookdale (9)                  18            894             7,355           2.04x             90%               98%
Genesis HealthCare Corporation            1            156             1,535           1.77x             97%               17%
5 Private Companies (combined)            7            984             5,086           1.56x             90%               26%
                               ----------------------------------------------
                                        188         23,297         $ 167,643
                               ==============================================

(1)  Represents the percentage of SNH's rental income that is derived from properties where the underlying operating revenues are greater than 80% private pay.
(2)  Amounts are before depreciation, but after impairment write downs.
(3)  Properties where the majority of units are independent living apartments are classified as independent living communities.
(4)  All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants' operating data.
(5)  These 30 properties are leased to Five Star Quality Care, Inc., or Five Star. Sunrise Senior Living, Inc., or Sunrise,
     currently operates seven and Five Star currently operates 23 of these 30 properties. Sunrise does not guaranty Five Star's lease obligations. The rent that Five Star pays to us is subordinate to the management fees paid by Five Star to Sunrise, but is not subordinate to Five Star's internal management costs. The rent coverage presented for this lease has been adjusted to exclude management fees paid to Sunrise during the second quarter for the 23 properties that Five Star currently manages.
(6)  Marriott International, Inc., or Marriott, guarantees the lease for these 14 properties leased to Sunrise.
(7)  Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons
     Assisted Living Communities, Inc., or NewSeasons.
(8)  The financial and operating data included in HealthSouth's Annual Report on Form 10-K for the year ended December 31, 2005 and
     Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December
     31, 2005 and March 31, 2006. Because we do not have reliable information about HealthSouth's operations, we do not disclose any operating or financial data for these hospitals or this operator. See also Note 1 on page 11 regarding our litigation with
     HealthSouth.
(9)  Brookdale Senior Living, Inc., or Brookdale, guarantees the lease for 18 properties leased to Alterra Healthcare Corporation, or Alterra.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2006



                              INVESTOR INFORMATION
--------------------------------------------------------------------------------

                                Board of Trustees
--------------------------------------------------------------------------------

Barry M. Portnoy                         Gerard M. Martin
Managing Trustee                         Managing Trustee


Frank J. Bailey                          Frederick N. Zeytoonjian
Independent Trustee                      Independent Trustee


John L. Harrington
Independent Trustee



                                Senior Management
--------------------------------------------------------------------------------

David J. Hegarty                         John R. Hoadley
President, Chief Operating Officer       Treasurer and Chief Financial Officer
and Secretary





                               Contact Information
--------------------------------------------------------------------------------

Investor Relations                       Inquiries

Senior Housing Properties Trust          Financial inquiries should be directed
400 Centre Street                        to John R. Hoadley, Treasurer and Chief
Newton, MA  02458                        Financial Officer, at (617) 796-8350
(t) (617) 796-8350                       or jhoadley@reitmr.com.
(f) (617) 796-8349
(email) info@snhreit.com                 Investor and media inquiries should be
(website) www.snhreit.com                directed to Timothy A. Bonang, Manager
                                         of Investor Relations, at
                                         (617) 796-8149 or tbonang@snhreit.com.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2006

                                RESEARCH COVERAGE
--------------------------------------------------------------------------------

                            Equity Research Coverage
--------------------------------------------------------------------------------

Cantor Fitzgerald                               Stifel, Nicolaus
Philip Martin                                   Jerry Doctrow
(312) 469-7485                                  (410) 454-5142

Merrill Lynch                                   UBS
David Tsoupros                                  Omotayo Okusanya
(212) 449-9697                                  (212) 713-1864

Raymond James                                   Wachovia Securities
Paul Puryear                                    Stephen Swett
(727) 573-3800                                  (212) 909-0954


                             Debt Research Coverage
--------------------------------------------------------------------------------

UBS                                             Wachovia Securities
Ray Garson                                      Dan Sullivan
(203) 719-6415                                  (704) 383-6441


                                 Rating Agencies
--------------------------------------------------------------------------------

Moody's Investor Service                        Standard and Poor's
Lori Halpern                                    George Skoufis
(212) 553-1098                                  (212) 438-2608



SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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                             FINANCIAL INFORMATION

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data

                                                         KEY FINANCIAL DATA
-----------------------------------------------------------------------------------------------------------------------------------

                                   (share amounts and dollars in thousands, except per share data)

                                                                               As of and For the Three Months Ended
                                                                -------------------------------------------------------------------

                                                                  6/30/2006    3/31/2006    12/31/2005     9/30/2005     6/30/2005
                                                                ------------  -----------   ----------    -----------   ----------
Shares Outstanding:
------------------
Common shares outstanding (at end of period)                        71,820        71,812        71,812        68,562        68,538
Weighted average common shares outstanding -
   basic and diluted (1)                                            71,817        71,812        69,445        68,543        68,537

Common Share Data:
-----------------
Price at end of period                                              $17.91        $18.10        $16.91        $19.00        $18.91
High during period                                                  $18.18        $19.08        $19.35        $20.00        $19.45
Low during period                                                   $16.56        $16.75        $16.84        $17.79        $16.40
Annualized dividends paid per share                                  $1.32         $1.28         $1.28         $1.28         $1.28
Annualized dividend yield (at end of period)                           7.4%          7.1%          7.6%          6.7%          6.8%

Market Capitalization:
---------------------
Total debt (book value)                                           $561,763      $545,444      $556,400      $551,757      $577,175
Plus: market value of common shares (at end of period)           1,286,296     1,299,797     1,214,341     1,302,678     1,296,054
                                                                ----------    ----------    ----------    ----------    ----------
Total market capitalization                                     $1,848,059    $1,845,241    $1,770,741    $1,854,435    $1,873,229
Total debt / total market capitalization                              30.4%         29.6%         31.4%         29.8%         30.8%

Book Capitalization:
-------------------
Total debt                                                        $561,763      $545,444      $556,400      $551,757      $577,175
Plus:  total shareholders' equity                                  901,824       912,159       917,977       868,086       875,634
                                                                ----------    ----------    ----------    ----------    ----------
Total book capitalization                                       $1,463,587    $1,457,603    $1,474,377    $1,419,843    $1,452,809
Total debt / total book capitalization                                38.4%         37.4%         37.7%         38.9%         39.7%

Selected Balance Sheet Data:
---------------------------
Total assets                                                    $1,490,557    $1,480,557    $1,499,648    $1,440,403    $1,473,413
Total liabilities                                                 $588,733      $568,398      $581,671      $572,317      $597,779
Gross book value of real estate assets (2)                      $1,699,202    $1,691,499    $1,686,169    $1,632,013    $1,652,231
Total debt / gross book value of real estate assets (2)               33.1%         32.2%         33.0%         33.8%         34.9%

Selected Income Statement Data:
------------------------------
Total revenues                                                     $41,276       $41,169       $44,111       $40,244       $39,605
EBITDA (3)                                                         $39,371       $39,028       $38,353       $37,775       $37,293
Income from continuing operations                                  $12,686       $15,667       $10,472       $14,129       $14,316
Net income                                                         $12,686       $15,667       $15,686       $14,129       $15,033
Funds from operations (FFO) (4)                                    $27,825       $27,657       $22,171       $25,864       $25,850
Common distributions paid                                          $23,701       $22,980       $22,980       $21,940       $21,932

Per Share Data:
--------------
Income from continuting operations                                   $0.18         $0.22         $0.15         $0.21         $0.21
Net income                                                           $0.18         $0.22         $0.23         $0.21         $0.22
FFO (4)                                                              $0.39         $0.39         $0.32         $0.38         $0.38
Common distributions paid                                            $0.33         $0.32         $0.32         $0.32         $0.32
FFO payout ratio (4)                                                  84.6%         82.1%        100.0%         84.2%         84.2%

Coverage Ratios:
---------------
EBITDA (3) / interest expense                                         3.4x          3.4x          3.2x          3.2x          3.3x

(1)  SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.

(2)  Gross book value of real estate assets is real estate properties, at cost, after impairment write downs.

(3)  See page 13 for calculation of EBITDA.

(4)  See page 14 for calculation of FFO; see also Note 1 and Note 4 on page 11.

                                       9

                                         Senior Housing Properties Trust
                                    Supplemental Operating and Financial Data
                                                  June 30, 2006

                                            CONSOLIDATED BALANCE SHEET
-----------------------------------------------------------------------------------------------------------------

                                        (in thousands, except share data)

                                                                                        As of          As of
                                                                                       June 30,      December 31,
                                                                                         2006           2005
                                                                                      -----------    ------------
                                                                                                      (audited)
ASSETS
------
  Real estate properties, at cost:
     Land                                                                                $185,819       $185,819
     Buildings and improvements                                                         1,513,383      1,500,350
                                                                                      -----------    -----------
                                                                                        1,699,202      1,686,169
     Less accumulated depreciation                                                        254,087        239,031
                                                                                      -----------    -----------
                                                                                        1,445,115      1,447,138
  Cash and cash equivalents                                                                 2,747         14,642
  Restricted cash                                                                           2,147          2,529
  Deferred financing fees, net                                                              7,817          9,968
  Other assets                                                                             32,731         25,371
                                                                                      -----------    -----------
  Total assets                                                                         $1,490,557     $1,499,648
                                                                                      ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
  Unsecured revolving bank credit facility                                               $141,000        $64,000
  Senior unsecured notes due 2012 and 2015, net of discount                               341,595        394,018
  Junior subordinated debentures due 2041                                                    --           28,241
  Secured debt and capital leases                                                          79,168         70,141
  Accrued interest                                                                         12,248         13,089
  Other liabilities                                                                        14,722         12,182
                                                                                      -----------    -----------
  Total liabilities                                                                       588,733        581,671
                                                                                      -----------    -----------

  Commitments and contingencies

  Shareholders' equity:
     Common shares of beneficial interest, $0.01 par value:
           80,000,000 shares authorized; 71,819,727 and 71,812,227 shares issued
           and outstanding, respectively                                                      718            718
     Additional paid-in capital                                                         1,093,612      1,093,480
     Cumulative net income                                                                295,549        267,196
     Cumulative distributions                                                            (493,249)      (447,289)
     Unrealized gain on investments                                                         5,194          3,872
                                                                                      -----------    -----------
           Total shareholders' equity                                                     901,824        917,977
                                                                                      -----------    -----------
  Total liabilities and shareholders' equity                                           $1,490,557     $1,499,648
                                                                                      ===========    ===========

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                            June 30, 2006

                                                  CONSOLIDATED STATEMENT OF INCOME
-----------------------------------------------------------------------------------------------------------------------------------
                                                (in thousands, except per share data)

                                                                                     For the Three                For the Six
                                                                                      Months Ended                Months Ended
                                                                                ------------------------    -----------------------
                                                                                6/30/2006      6/30/2005    6/30/2006     6/30/2005
                                                                                ----------     ---------    ---------     ---------
Revenues:
   Rental income (1)                                                             $40,921       $39,094       $81,744       $77,982
   Interest and other income                                                         355           511           701           850
                                                                                 -------       -------       -------       -------
       Total revenues                                                             41,276        39,605        82,445        78,832
                                                                                 -------       -------       -------       -------

Expenses:
   Interest                                                                       11,546        11,443        22,917        22,675
   Depreciation                                                                   10,922        10,759        21,653        21,505
   General and administrative                                                      3,383         3,087         6,783         6,480
   Impairment of assets                                                            1,420          --           1,420          --
   Loss on early extinguishment of debt (2)                                        1,319          --           1,319          --
                                                                                 -------       -------       -------       -------
       Total expenses                                                             28,590        25,289        54,092        50,660
                                                                                 -------       -------       -------       -------

Income from continuing operations                                                 12,686        14,316        28,353        28,172
Gain on sale of property                                                            --             717          --             717
                                                                                 -------       -------       -------       -------
Net income                                                                       $12,686       $15,033       $28,353       $28,889
                                                                                 =======       =======       =======       =======

Weighted average common shares outstanding                                        71,817        68,537        71,814        68,516
                                                                                 =======       =======       =======       =======

Basic and diluted earnings per share:
   Income from continuing operations                                               $0.18         $0.21         $0.39         $0.41
                                                                                 =======       =======       =======       =======
   Net income                                                                      $0.18         $0.22         $0.39         $0.42
                                                                                 =======       =======       =======       =======

Additional Data:
---------------
   Straight-line rent included in rental income (3)                                  $56          $107          $112          $214
   Deferred percentage rent (4)                                                   $1,478          $775        $2,737        $1,590
   Litigation expenses included in general and administrative expenses (5)          $320          $500          $710          $900

(1)  Rental income for the quarter and six months ended June 30, 2006, includes $2.2 million and $4.4 million, respectively, of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease based upon HealthSouth's fraud by increasing the rent payable to us from January
     2, 2002 until the termination of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a second lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper. On
     January 13, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and to pay us the net patient revenues, after a 5% management fee and payment of costs and expenses of operation since October 26, 2004. HealthSouth has appealed the court's decisions; however, HealthSouth's motions for a stay of the court's decisions during the appeal have been denied by both the trial court and the appeals court. HealthSouth has filed various motions to modify these decisions which also have been denied. During the pendency of these disputes, HealthSouth continued to pay us at the disputed rent amount of $725,000 per month through January 2006. In 2006, HealthSouth paid us $8.5 million which includes amounts
     HealthSouth represented to be due from October 26, 2004 to June 30, 2006. The supporting data for the calculations of amounts due to us provided by HealthSouth appears to be incomplete and contradictory. We have attempted to obtain accurate data and clarifications from HealthSouth, but HealthSouth has been unwilling or unable to provide such data. Pending the resolution of
     HealthSouth's appeal and the verification or correction of HealthSouth's calculations of amounts due to us, we have recognized in income $2.2 million and $4.4 million for the quarter and six months ended June 30, 2006, respectively, which represents the minimum amount we are entitled to if HealthSouth prevails in its appeal and HealthSouth's lease is reinstated.
     We have deferred recognition of the remaining $4.1 million of cash payments received from HealthSouth. Under Internal Revenue
     Code laws and regulations applicable to real estate investment trusts, or REITs, a portion of the payments received from
     HealthSouth may be subject to income tax at corporate rates. We have also deferred recognition of $3.2 million of estimated tax expense, pending the recognition in income of the deferred payments received. The financial and operating data included in HealthSouth's Annual Report on Form 10-K for the year ended December 31, 2005, and Quarterly Report on Form 10-Q for the
     quarter ended March 31, 2006, show a substantial negative net worth and a history of substantial operating losses. Also,
     HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated
     that it did not maintain effective internal control over financial reporting as of December 31, 2005, and March 31, 2006. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.

(2)  On June 15, 2006, we redeemed all of our $28.2 million of 10.125% junior subordinated debentures. The loss on early extinguishment of debt is the write off of unamortized deferred financing fees related to these debentures.

(3)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

(4)  This amount represents percentage rent with respect to the second quarter that is not included in rental income for the second quarter. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter.

(5)  These expenses relate to our HealthSouth litigation.

                                               Senior Housing Properties Trust
                                          Supplemental Operating and Financial Data
                                                        June 30, 2006

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------------
                                                       (in thousands)

                                                                                        For the Six Months Ended
                                                                                -----------------------------------------
                                                                                  6/30/2006                    6/30/2005
                                                                                -------------                ------------
Cash flows from operating activities:
  Net income                                                                       $28,353                      $28,889
  Adjustments to reconcile net income to cash provided by operating activities:
         Depreciation                                                               21,653                       21,505
         Impairment of assets                                                        1,420                         --
         Loss on early extinguishment of debt                                        1,319                         --
         Gain on sale of property                                                     --                           (717)
         Amortization of deferred financing fees and debt discounts                    909                        1,061
         Change in assets and liabilities:
                Restricted cash                                                        382                        4,089
                Other assets                                                        (6,037)                       2,698
                Accrued interest                                                      (841)                         183
                Other liabilities                                                    2,672                         (863)
                                                                                  --------                     --------
         Cash provided by operating activities                                      49,830                       56,845
                                                                                  --------                     --------

Cash flows from investing activities:
  Acquisitions                                                                     (11,076)                     (31,704)
  Mortgage financing provided                                                         --                        (24,000)
  Proceeds from sale of real estate                                                   --                          4,600
                                                                                  --------                     --------
         Cash used for investing activities                                        (11,076)                     (51,104)
                                                                                  --------                     --------

Cash flows from financing activities:
  Proceeds from borrowings on revolving bank credit facility                        90,000                       66,000
  Repayments of borrowings on revolving bank credit facility                       (13,000)                     (19,000)
  Redemption of senior notes                                                       (52,500)                        --
  Redemption of junior subordinated debentures                                     (28,241)                        --
  Repayment of other debt                                                             (948)                      (5,085)
  Deferred financing fees                                                             --                             (8)
  Distributions to shareholders                                                    (45,960)                     (43,850)
                                                                                  --------                     --------
         Cash used for financing activities                                        (50,649)                      (1,943)
                                                                                  --------                     --------

(Decrease) increase in cash and cash equivalents                                   (11,895)                       3,798
Cash and cash equivalents at beginning of period                                    14,642                        3,409
                                                                                  --------                     --------
Cash and cash equivalents at end of period                                          $2,747                       $7,207
                                                                                  ========                     ========

Supplemental cash flow information:
  Interest paid                                                                    $22,850                      $21,430

Non cash investing activity:
  Increase in capital lease assets                                                 $(9,975)                     $  --

Non cash financing activities:
  Increase in capital lease obligations                                            $ 9,975                      $  --
  Issuance of common shares                                                            132                          369

                                                Senior Housing Properties Trust
                                           Supplemental Operating and Financial Data
                                                         June 30, 2006


                                                     CALCULATION OF EBITDA
------------------------------------------------------------------------------------------------------------------------------
                                                    (dollars in thousands)

                                                       For the Three Months Ended                For the Six Months Ended
                                                    ---------------------------------        --------------------------------
                                                      6/30/2006            6/30/2005           6/30/2006           6/30/2005
                                                    ------------         ------------        ------------        ------------

Income from continuing operations (1)                 $12,686               $14,316             $28,353             $28,172
Plus:  interest expense                                11,546                11,443              22,917              22,675
       depreciation expense                            10,922                10,759              21,653              21,505
       impairment of assets                             1,420                  --                 1,420                --
       loss on early extinguishment of debt             1,319                  --                 1,319                --
       deferred percentage rent adjustment (2)          1,478                   775               2,737               1,590
                                                      -------               -------             -------             -------
EBITDA                                                $39,371               $37,293             $78,399             $73,942
                                                      =======               =======             =======             =======

(1)  Income from continuing operations includes legal expenses incurred related to our HealthSouth litigation of approximately $320,000 and $500,000 for the quarters ended June 30, 2006, and 2005, respectively, and $710,000 and
     $900,000 for the six months ended June 30, 2006 and 2005, respectively. See Note 1 on page 11 regarding our HealthSouth litigation.

(2)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter.
     Although recognition of revenue is deferred until the fourth quarter, for purposes of this calculation total revenues for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.


We compute EBITDA as shown in the calculation above. Such calculation begins with income from continuing operations or, if such amount is the same as net income, with net income. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principals, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

                                                  Senior Housing Properties Trust
                                             Supplemental Operating and Financial Data
                                                           June 30, 2006

                                            CALCULATION OF FUNDS FROM OPERATIONS (FFO)
-----------------------------------------------------------------------------------------------------------------------------------
                                           (amounts in thousands, except per share data)

                                                               For the Three Months Ended              For the Six Months Ended
                                                           --------------------------------         -------------------------------
                                                            6/30/2006            6/30/2005           6/30/2006           6/30/2005
                                                           -----------          -----------         -----------         -----------
Income from continuing operations (1)                        $12,686             $14,316             $28,353             $28,172
Plus:  depreciation expense                                   10,922              10,759              21,653              21,505
       impairment of assets                                    1,420                --                 1,420                --
       loss on early extinguishment of debt                    1,319                --                 1,319                --
       deferred percentage rent adjustment (2)                 1,478                 775               2,737               1,590
                                                             -------             -------             -------             -------
FFO                                                          $27,825             $25,850             $55,482             $51,267
                                                             =======             =======             =======             =======

Weighted average shares outstanding                           71,817              68,537              71,814              68,516

Income from continuing operations per share                    $0.18               $0.21               $0.39               $0.41
FFO per share                                                  $0.39               $0.38               $0.77               $0.75

Supplemental data:
Straight-line rent included in rental income (3)                 $56                $107                $112                $214
Amortization of deferred financing fees and debt discounts      $454                $530                $909              $1,061

(1)  Income from continuing operations includes legal expenses incurred related to our HealthSouth litigation of approximately
     $320,000 and $500,000 for the quarters ended June 30, 2006, and 2005, respectively, and $710,000 and $900,000 for the six months ended June 30, 2006 and 2005, respectively. See Note 1 on page 11 regarding our HealthSouth litigation.

(2)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating income from continuing operations, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

We compute FFO as shown in the calculation above. Such calculation begins with income from continuing operations or, if such amount is the same as net income, with net income. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent as discussed in Note 2 above, and exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a REIT along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                            June 30, 2006

                                                            DEBT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)

                                                               Coupon    Interest   Principal    Maturity      Due at      Years to
                                                                Rate       Rate      Balance       Date       Maturity     Maturity
                                                              --------  ---------  -----------  ----------  -----------    --------
Secured Fixed Rate Debt:
-----------------------
   Tax exempt bonds - secured by 1 property                     5.875%      5.875%     $14,700    12/1/27      $14,700        21.4
   Mortgage - secured by 16 properties (1)                      6.970%      6.330%      36,213    6/2/12        30,069         5.9
   Mortgage - secured by 4 properties (1)                       6.110%      6.420%      12,326    11/30/13      10,218         7.4
   Capital leases - 2 properties                                7.700%      7.700%      15,929    4/30/26         --          19.8
                                                                -----       -----     --------                 --------      -----
       Total / weighted average secured fixed rate debt         6.780%      6.535%     $79,168                  $54,987       11.8
                                                                =====       =====     ========                 ========      =====

Unsecured Debt:
--------------

   Unsecured Floating Rate Debt:
   ----------------------------
       Revolving credit facility (LIBOR + 100 b.p.)             6.350%      6.350%    $141,000    11/30/09     $141,000        3.4

   Unsecured Fixed Rate Debt:
   -------------------------
       Senior notes due 2012                                    8.625%      8.625%    $245,000    1/15/12      $245,000        5.5
       Senior notes due 2015                                    7.875%      7.875%      97,500    4/15/15        97,500        8.8
                                                                -----       -----     --------                 --------      -----
       Total / weighted average unsecured fixed rate debt       8.411%      8.411%    $342,500                 $342,500        6.5
                                                                =====       =====     ========                 ========      =====

       Total / weighted average unsecured debt                  7.810%      7.810%    $483,500                 $483,500        5.6
                                                                =====       =====     ========                 ========      =====


 Total / weighted average secured debt fixed rate debt          6.780%      6.535%     $79,168                  $54,987       11.8
 Total / weighted average unsecured floating rate debt          6.350%      6.350%     141,000                  141,000        3.4
 Total / weighted average unsecured fixed rate debt             8.411%      8.411%     342,500                  342,500        6.5
                                                                -----       -----     --------                 --------      -----
      Total / weighted average debt                             7.665%      7.631%    $562,668                 $538,487        6.5
                                                                =====       =====     ========                 ========      =====

(1)  Includes the effect of mark to market accounting for certain assumed mortgages.

                                            Senior Housing Properties Trust
                                       Supplemental Operating and Financial Data
                                                     June 30, 2006

                                                DEBT MATURITY SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                                                (dollars in thousands)


                                                   Scheduled Principal Payments During Period
                             ----------------------------------------------------------------------------------------
                                  Secured
                                 Fixed Rate             Unsecured              Unsecured
                                  Debt and              Floating                 Fixed
 Year                          Capital Leases           Rate Debt              Rate Debt                 Total
--------------------------   ------------------    -------------------     ------------------      ------------------
2006                                     $ 667                    $ -                    $ -                   $ 667
2007                                     1,410                      -                      -                   1,410
2008                                     1,496                      -                      -                   1,496
2009                                     1,605                141,000                      -                 142,605
2010                                     1,714                      -                      -                   1,714
2011                                     1,829                      -                      -                   1,829
2012                                    31,418                      -                245,000                 276,418
2013                                    11,016                      -                      -                  11,016
2014                                       544                      -                      -                     544
2015                                       614                      -                 97,500                  98,114
2016 and thereafter                     26,855                      -                      -                  26,855
                             ------------------    -------------------     ------------------      ------------------
                                      $ 79,168              $ 141,000              $ 342,500               $ 562,668
                             ==================    ===================     ==================      ==================

                                                  Senior Housing Properties Trust
                                             Supplemental Operating and Financial Data
                                                           June 30, 2006

                                    LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
---------------------------------------------------------------------------------------------------------------------------------

                                                                               As Of And For The Three Months Ended
                                                                 ----------------------------------------------------------------
                                                                  6/30/2006    3/31/2006    12/31/2005    9/30/2005    6/30/2005
                                                                 -----------  -----------  ------------  -----------  -----------
Leverage Ratios:
----------------

      Total debt / total assets                                       37.7%        36.8%         37.1%        38.3%        39.2%
      Total debt / gross book value of real estate assets (1)         33.1%        32.2%         33.0%        33.8%        34.9%
      Total debt / total market capitalization                        30.4%        29.6%         31.4%        29.8%        30.8%
      Total debt / total book capitalization                          38.4%        37.4%         37.7%        38.9%        39.7%
      Secured debt / total assets                                      5.3%         4.7%          4.7%         4.9%         4.8%
      Variable rate debt / total debt                                 25.1%        19.4%         11.5%        10.7%        14.6%


Coverage Ratios:
----------------

      EBITDA (2) / interest expense                                    3.4x         3.4x          3.2x         3.2x         3.3x


Public Debt Covenants (3):
--------------------------

      Total debt / adjusted total assets - allowable
         maximum 60.0%                                                32.4%        30.0%         30.5%        34.5%        32.6%
      Secured debt / adjusted total assets - allowable
         maximum 40.0%                                                 4.6%         4.1%          4.1%         4.3%         4.2%
      Consolidated income available for debt service /
         debt service - required minimum 2.00x                        3.75x        3.83x         3.53x        3.59x        3.66x
      Total unencumbered assets to unsecured debt -
         required minimum 1.50x                                       3.30x        3.55x         3.49x        3.38x        3.25x


     (1)  Gross book value of real estate assets is real estate properties, at cost, less impairment write downs.

     (2)  See page 13 for the calculation of EBITDA.

     (3)  Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                            June 30, 2006

                                              2006 INVESTMENTS/DISPOSITIONS INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)




Acquisitions (1):
-----------------
                                                                                                          Purchase
     Date                                                Number of                      Purchase           Price          Cap
   Acquired       Tenant        Type of Property         Properties      Units           Price            Per Unit       Rate
---------------  ---------   --------------------    ----------------  -----------  --------------  ----------------   ---------

                                There were no acquisitions during the six months ended June 30, 2006.



Dispositions:
-------------                                                                          Original        Sale Price
                                                                                       Allocated       Multiple of
 Date                                                 Number of                        Purchase         Original        Book Gain
 Sold        Location          Type of Property       Properties       Sale Price       Price         Purchase Price     on Sale
-------  -----------------   --------------------  ----------------  -------------  --------------  -----------------   ----------

                                There were no dispositions during the six months ended June 30, 2006.




     (1)  Excludes investments in existing properties.

                                        Senior Housing Properties Trust
                                   Supplemental Operating and Financial Data
                                                 June 30, 2006

                                           2006 FINANCING ACTIVITIES
--------------------------------------------------------------------------------------------------------------
                                   (share amounts and dollars in thousands)


                                                                            For the Three Months Ended
                                                                          6/30/2006            3/31/2006
                                                                     --------------------- ------------------

Debt Transactions:
------------------
New debt raised                                                                       $ -                $ -
New debt assumed as part of acquisitions                                                -                  -
                                                                     --------------------- ------------------
Total new debt                                                                          -                  -

Debt retired                                                                       28,241             52,500
                                                                     --------------------- ------------------
Net debt                                                                        $ (28,241)         $ (52,500)
                                                                     ===================== ==================

Equity Transactions:
--------------------
New common shares issued                                                                -                  -
New common equity raised, net                                                         $ -                $ -

Revolving Credit Facility Transactions:
---------------------------------------
Balance oustanding at beginning of period                                       $ 106,000           $ 64,000
Drawings during period                                                          $  43,000           $ 47,000
Repayments during period                                                        $  (8,000)          $ (5,000)
                                                                     --------------------- ------------------
Balance oustanding at end of period                                             $ 141,000          $ 106,000

Balance available for drawing                                                   $ 409,000          $ 444,000

                              PORTFOLIO INFORMATION

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                           June 30, 2006

                                            PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)

                                        Number of     Number of  Carrying Value of               Investment   Annualized
                                       Properties    Units/Beds   Investment (1)     Percent      per unit   Current Rent   Percent
                                     -----------------------------------------------------------------------------------------------
Facility Type:
--------------
Independent Living (IL) (2)                    36        10,380           $919,721     54.1%          $88.6       $90,767     54.1%
Assisted Living (AL)                           89         6,250            517,833     30.5%           82.9        50,744     30.3%
Nursing Homes                                  61         6,303            218,095     12.9%           34.6        17,432     10.4%
Hospitals (3)                                   2           364             43,553      2.6%          119.7         8,700      5.2%
                                     -----------------------------------------------------------------------------------------------
                               Total          188        23,297         $1,699,202    100.0%          $72.9      $167,643    100.0%
                                     ===============================================================================================

Tenant:
-------
Five Star / Sunrise (4)                        30         7,275           $646,270     38.0%          $88.8       $64,452     38.4%
Five Star                                     106         8,514            486,045     28.6%           57.1        40,141     23.9%
Sunrise / Marriott (5)                         14         4,091            325,473     19.2%           79.6        31,087     18.6%
NewSeasons / IBC (6)                           10         1,019             87,641      5.2%           86.0         9,287      5.6%
HealthSouth (3)                                 2           364             43,553      2.5%          119.7         8,700      5.2%
Alterra / Brookdale (7)                        18           894             61,126      3.6%           68.4         7,355      4.4%
Genesis HealthCare Corporation                  1           156             13,007      0.8%           83.4         1,535      0.9%
5 Private Companies (combined)                  7           984             36,087      2.1%           36.7         5,086      3.0%
                                     -----------------------------------------------------------------------------------------------
                               Total          188        23,297         $1,699,202    100.0%          $72.9      $167,643    100.1%
                                     ===============================================================================================



(1)  Amounts are before depreciation, but after impairment write downs, and include purchase price allocations related to FAS 141.

(2)  Properties where the majority of units are independent living apartments are classified as independent living communities.

(3)  See Note 1 on page 11.

(4)  These 30 properties are leased to Five Star. As of June 30, 2006, Sunrise operated 7 and Five Star operated 23 of these 30 properties. Sunrise does not guaranty Five Star's lease obligations.

(5)  Marriott guarantees the lease for the 14 properties leased to Sunrise.

(6)  IBC guarantees the lease for the 10 properties leased to NewSeasons.

(7)  Brookdale guarantees the lease for the 18 properties leased to Alterra.

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                            June 30, 2006

                                                OCCUPANCY BY FACILITY TYPE AND TENANT
------------------------------------------------------------------------------------------------------------------------------------

                                                                              For the Three Months Ended
                                                   --------------   --------------  ---------------  ---------------  --------------
                                                       3/31/2006       12/31/2005        9/30/2005        6/30/2005       3/31/2005
                                                   --------------   --------------  ---------------  ---------------  --------------
          Facility Type:
          --------------
          Independent Living (IL)                            93%              92%              91%              91%             91%
          Assisted Living (AL)                               91%              91%              90%              84%             84%
          Nursing Homes                                      92%              90%              90%              91%             88%
          Hospitals (1)                                       NA               NA               NA               NA              NA


          Tenant:
          -------
          Five Star / Sunrise                                93%              93%              92%              92%             92%
          Five Star (2)                                      91%              91%              90%              87%             87%
          Sunrise / Marriott                                 92%              92%              90%              89%             90%
          NewSeasons / IBC                                   85%              80%              80%              81%             79%
          HealthSouth (1)                                     NA               NA               NA               NA              NA
          Alterra / Brookdale                                90%              90%              88%              84%             84%
          Genesis HealthCare Corporation                     97%              97%              94%              96%             96%
          5 Private Companies (combined)                     90%              88%              84%              84%             87%




     (1)  The financial and operating data included in HealthSouth's Annual Report on Form 10-K for the year ended December 31,
          2005, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005 and March 31, 2006. Because we do not have reliable information about HealthSouth's operations, we do not disclose any operating or financial data for these hospitals or this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.

     (2)  Includes data for periods prior to our ownership of certain properties included in this lease.


All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                                                  Senior Housing Properties Trust
                                             Supplemental Operating and Financial Data
                                                           June 30, 2006

                                             % PRIVATE PAY BY FACILITY TYPE AND TENANT
-----------------------------------------------------------------------------------------------------------------------------------

                                                                             For the Three Months Ended
                                                   --------------  --------------   --------------  --------------  ---------------
                                                       3/31/2006      12/31/2005        9/30/2005       6/30/2005        3/31/2005
                                                   --------------  --------------   --------------  --------------  ---------------
          Facility Type:
          --------------
          Independent Living (IL)                            84%             87%              84%             84%              84%
          Assisted Living (AL)                               93%             92%              94%             93%              92%
          Nursing Homes                                      30%             27%              29%             26%              18%
          Hospitals (1)                                       NA              NA               NA              NA               NA


          Tenant:
          -------
          Five Star / Sunrise                                82%             84%              84%             84%              85%
          Five Star (2)                                      48%             45%              44%             42%              41%
          Sunrise / Marriott                                 80%             80%              79%             81%              80%
          NewSeasons / IBC                                  100%            100%             100%            100%             100%
          HealthSouth (1)                                     NA              NA               NA              NA               NA
          Alterra / Brookdale                                98%             98%              98%             98%              98%
          Genesis HealthCare Corporation                     17%             17%              20%             23%              23%
          5 Private Companies (combined)                     26%             24%              24%             27%              24%



     (1)  The financial and operating data included in HealthSouth's Annual Report on Form 10-K for the year ended December 31,
          2005, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005 and March 31, 2006. Because we do not have reliable information about HealthSouth's operations, we do not disclose any operating or financial data for these hospitals or this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.

     (2)  Includes data for periods prior to our ownership of certain properties included in this lease.


All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                                               Senior Housing Properties Trust
                                          Supplemental Operating and Financial Data
                                                        June 30, 2006

                                                        RENT COVERAGE
---------------------------------------------------------------------------------------------------------------------------
                                                                    For the Three Months Ended
                                        ---------------  ---------------  ---------------  ---------------  ---------------
 Tenant                                   3/31/2006        12/31/2005       9/30/2005        6/30/2005        3/31/2005
--------------------------------------  ---------------  ---------------  ---------------  ---------------  ---------------
Five Star / Sunrise (1)                     1.33x            1.27x            1.37x            1.43x            1.41x
Five Star (2)                               1.49x            1.78x            1.77x            1.68x            1.77x
Sunrise / Marriott                          1.26x            1.25x            1.27x            1.25x            1.25x
NewSeasons / IBC                            1.16x            1.10x            1.17x            1.10x            1.11x
HealthSouth (3)                               NA               NA               NA               NA               NA
Alterra / Brookdale                         2.04x            1.98x            1.87x            1.80x            1.63x
Genesis HealthCare Corporation              1.77x            2.16x            1.82x            2.03x            1.71x
5 Private companies (combined)              1.56x            1.92x            1.86x            1.65x            1.87x

(1)  These 30 properties are leased to Five Star. As of June 30, 2006, Sunrise operated 7 and Five Star operated 23 of these properties. Sunrise does not guaranty Five Star's lease obligations. The rent that Five Star pays to us is subordinate to the management fees that Five Star pays to Sunrise, but is not subordinate to Five Star's internal management costs.
     The rent coverage presented for this lease has been adjusted to exclude management fees paid to Sunrise during the periods presented for the 23 properties that Five Star currently manages.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

(3)  The financial and operating data included in HealthSouth's Annual Report on Form 10-K for the year ended December 31,
     2005, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005 and March 31, 2006. Because we do not have reliable information about HealthSouth's operations, we do not disclose any operating or financial data for these hospitals or this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants' operating data.

                                              Senior Housing Properties Trust
                                         Supplemental Operating and Financial Data
                                                       June 30, 2006

                                          PORTFOLIO LEASE EXPIRATION SCHEDULE (1)
-------------------------------------------------------------------------------------------------------------------------
                                                  (dollars in thousands)


                                                                                                      Cumulative % of
                                                 Annualized              % of Annualized                Annualized
                                                Current Rent               Current Rent                Current Rent
                                         -------------------------- --------------------------  -------------------------
        2006                              $                       -  $                       -                0.0%
        2007                                                      -                          -                0.0%
        2008                                                      -                          -                0.0%
        2009                                                      -                          -                0.0%
        2010                                                  1,269                       0.8%                0.8%
        2011                                                      -                          -                0.8%
        2012                                                      -                          -                0.8%
        2013                                                 32,287                      20.3%               21.1%
        2014                                                      -                          -               21.1%
        2015                                                  2,006                       1.3%               22.4%
        2016 and thereafter                                 123,381                      77.6%              100.0%
                                         -------------------------- --------------------------
            Total                         $                 158,943                     100.0%
                                         ========================== ==========================

        Weighted average remaining
        lease term (in years)                                  11.2

(1)  Excludes the two hospitals operated by HealthSouth. See Note 1 on page 11.


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